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                                                                    EXHIBIT 23.2

              CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

     We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 1992 Stock Plan, 1996 Stock Plan and the 1996 Employee Stock Purchase Plan of IA Corporation I of our report dated October 10, 1996, except for Note 11, as to which the date is November 6, 1996, with respect to the consolidated financial statements of IA Corporation I for the year ended December 31, 1995 and the nine month period ended September 30, 1996, included in its Registration Statement (Form SB-2 333-4928-LA), filed with the Securities and Exchange Commission.



Walnut Creek, California
February 21, 1997